Niagen Bioscience, Inc. Reports First Quarter 2026 Financial Results

Net sales increased to $31.5 million
Gross margin improved to 63.5%
Net income of $6.3 million, up $1.3 million from the prior year and adjusted EBITDA of $3.8 million

LOS ANGELES, CA - May 6, 2026 - Niagen Bioscience, Inc. (NASDAQ:NAGE) today announced financial results for the first quarter of 2026.
First Quarter 2026 Financial Highlights
•Total net sales increased 3% to $31.5 million, including $22.4 million from Tru Niagen®. Excluding the recently sold Analytical Reference Standards and Services segment from both periods, net sales rose 5% to $31.1 million.
•Gross margin of 63.5%, reflecting continued strength in business mix.
•Net income of $6.3 million, including a $4.8 million gain on the divestiture of the Analytical Reference Standards and Services operating segment.
•Basic and diluted earnings per share were $0.08 and $0.07, respectively.
•Adjusted EBITDA, a non-GAAP measure, was $3.8 million.
•Working capital(1) increased by $5.4 million quarter-over-quarter.
•Used $1.2 million in operating cash flow during the quarter, driven by increased inventory levels and timing of receivables, ending with $66.5 million in cash and cash equivalents.
•Repurchased $2.4 million of common stock during the quarter.
•Updated full year 2026 outlook: Sales & marketing investment expected to increase; general & administrative expense outlook improved to up $3–$4 million (from $4–$5 million).
Recent Operational Highlights
•In May 2026, the Company launched a clinician-directed telehealth platform under Niagen Plus, enabling eligible U.S. patients to access prescription-based Niagen® at-home injection kits, expanding the Niagen Plus clinic channel beyond in-person settings and introducing a direct-to-patient access model.
•In April 2026, the Company announced the establishment of the first United States Pharmacopeia (USP) monograph for nicotinamide riboside chloride (NRCL), supported by the Company’s scientific analytical contributions, establishing a standardized quality benchmark for NR-based ingredients and reinforcing the Company’s leadership in NAD+ science and quality.
•In April 2026, the Company announced the addition of another 503B compounding partner, diversifying the Company’s 503B network and supply chain capabilities while expanding Niagen Plus to include new product offerings.
•In March 2026, the Company expanded the Niagen Plus clinical channel with its first cruise ship clinic partnership, enabling the availability of Niagen IV across more than 80 Medi-Spa clinics operated by OneSpaWorld aboard high-end cruise ships, further extending access through premium medical and wellness channels.
•In March 2026, the Company’s board of directors approved an increase of the Company’s share repurchase program to $20 million.
•In March 2026, the Company entered the skincare category through the launch of Niagen’s Nanocloud™, a topical product developed by the Niagen Skincare Innovation Lab, to evaluate market opportunity and generate consumer insights to guide future development.
•In February 2026, the Company completed the divestiture of the Analytical Reference Standards and Services operating segment to LGC Standards in an all-cash transaction, further streamlining operations and reinforcing its focus on core NAD+ science and commercial growth.
“We delivered $31.5 million of net sales and $6.3 million of net income for the first quarter,” said Niagen Bioscience CEO, Rob Fried. “Our results reflect continued execution across the business, including growth in our e-commerce channel and progress across key strategic initiatives. We are advancing our scientific leadership and expanding our commercial reach while remaining focused on disciplined investment and long-term value creation from our NAD+ platform.”
(1) Working capital is defined as current assets minus current liabilities in each period. Prior disclosures referenced operating working capital (accounts receivable, inventory, and accounts payable). The definition was updated in the current period to align with standard financial statement presentation and improve comparability.

Results of operations for the three months ended March 31, 2026 compared to the prior year quarter

Net Sales increased to $31.5 million. Excluding the impact of the divested segment in both periods, net sales increased approximately 5% year-over-year. The growth in net sales was driven by continued growth in Tru Niagen®, led by strong e-commerce performance and higher sales through different distribution channels, partially offset by variability in orders from A.S. Watson. Niagen® ingredient sales also contributed to the growth.
Gross Margin improving to 63.5%, reflecting favorable business mix and supply chain efficiencies.
Operating Expense increased 26%, or $3.8 million, to $18.4 million, reflecting planned investments to support brand growth and commercial activities.
•Sales and marketing expense increased $1.6 million, driven by higher advertising and marketing spend to support consumer brand growth initiatives.
•General and administrative expense increased $2.1 million, primarily due to the absence of a prior year credit loss recovery and higher share-based compensation.
•Research and development expenses increased $0.2 million, reflecting continued investment in Niagen Plus research activities and research for therapeutic development.
Net Income was $6.3 million compared to $5.1 million for the first quarter of 2025.
Basic and Diluted Earnings Per Share were $0.08 and $0.07, respectively, compared to $0.07 basic earnings per share and $0.06 diluted earnings per share in the prior year quarter.
Adjusted EBITDA, a non-GAAP measure, was $3.8 million compared to $4.9 million for the first quarter of 2025. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP Adjusted EBITDA to net income, the most directly comparable GAAP measure.
Cash Flows from Operating Activities had a net cash outflow of $1.2 million for the three months ended March 31, 2026, primarily driven by increases in inventory and trade receivables, including timing of customer collections, partially offset by net income adjusted for non-cash items, including the gain on the sale of the Analytical Reference Standards and Services operating segment.

2026 Full Year Outlook

▪Net sales: Increasing between 10-15% year-over-year excluding 2025 net sales attributable to the Analytical Reference Standards and Services segment, driven primarily by e-commerce business and new strategic partnerships.
▪Gross margin: Slight improvement year-over-year, driven by improvements in inventory cost and product mix.
▪Sales & marketing: Increasing in absolute dollars and as a percentage of sales, driven by increased investments to drive customer acquisition and support the launch of new verticals (compared to the previous guidance of stable as a percentage of sales).
▪Research & development: Increasing, driven by investment into pharmaceutical development and continued research initiatives related to topical and injection applications.
▪General & administrative: $3 million to $4 million increase driven by infrastructure investments and legal expenses to support the growth of existing business and new market launches, as well as increased share-based compensation expense with the absence of credit loss recovery.

Investor Conference Call
A live webcast will be held Wednesday, May 6, 2026 at 4:30 p.m. Eastern Daylight Time (1:30 p.m. Pacific Daylight Time) to discuss Niagen Bioscience’s first-quarter financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investors Relations section of Niagen Bioscience’s website at https://investors.niagenbioscience.com. The toll-free dial-in information for this call is 1-833-461-5787 with Conference ID: 828848803.
The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern Daylight Time on May 6, 2026 through 11:59 p.m. Eastern Daylight Time on May 6, 2027. The replay of the call can also be accessed by dialing 1-833-461-5787, using the Replay ID: 828848803.
Important Note on Forward Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continues,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include without limitation, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from Niagen Bioscience’s Chief Executive Officer, statements related to the Company’s 2026 financial outlook including but not limited to net sales growth, gross margin, expenses, investment priorities, and commercialization efforts and statements regarding Niagen® and Niagen Plus® clinical initiatives and statements attributable to management.
Risks that contribute to the uncertain nature of the forward-looking statements include: our relationships with major customers; a decline in general economic conditions nationally and internationally; the market and size of the vitamin, mineral and dietary supplement market and the intravenous market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; our ability to develop pharmaceutical business; inability to raise capital to fund continuing operations or new product development; changes in government regulation or regulatory priorities of government officials; the ability to complete customer transactions and capital raising transactions; inflationary conditions and adverse economic conditions; our history of operating losses; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities, including with respect to products seeking to compete in our market; mislabeling or other misleading marketing practices by competitors; economic and market instability, including as a result of tariffs or trade conflicts; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Niagen Bioscience undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About Niagen Bioscience, Inc.:

Niagen Bioscience is a global bioscience company focused on healthy aging. The Company is a leader in research on NAD+ (nicotinamide adenine dinucleotide), an essential coenzyme that supports cellular metabolism and declines with age. Niagen Bioscience is the innovator of nicotinamide riboside chloride (“NRC” or “NRCL,” commonly referred to as “NR”), a patented NAD+ precursor commercialized as Niagen®, available in both food-grade and pharmaceutical-grade forms. Nicotinamide riboside chloride and other NAD+ precursors are protected by Niagen Bioscience’s patent portfolio.

The Company markets its consumer supplement Tru Niagen® and develops and supplies Niagen® as a proprietary ingredient to partners across the health and wellness and pharmaceutical sectors. Niagen Bioscience is also advancing research and development of NAD+ precursor-based technologies for potential therapeutic applications. Follow us on X (formerly Twitter) @NiagenBio and Instagram @TruNiagen and @NiagenPlus and subscribe to our latest news via our website accessible at www.NiagenBioscience.com to which Niagen Bioscience regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations
KCSA Strategic Communications
Valter Pinto, Managing Director
1 (212) 896-1254
Niagen@kcsa.com

Media Relations
Kendall Knysch
Senior Director of Media Relations & Partnerships
+1 (310) 405-5227
Kendall.Knysch@NiagenBio.com

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2026	2025
(In thousands, except per share data)
Sales, net	$31,474	$30,481
Cost of sales	11,498	11,150
Gross profit	19,976	19,331
Operating expenses:
Sales and marketing	9,675	8,117
Research and development	1,481	1,258
General and administrative	7,244	5,184
Total operating expenses	18,400	14,559
Operating income	1,576	4,772

Nonoperating income:
Interest income, net	375	459
Gain on sale of operating segment	4,784	—

Income before provision for income taxes	6,735	5,231
Provision for income taxes	417	168
Net income	$6,318	$5,063

Net income per share attributable to common stockholders:
Basic	$0.08	$0.07
Diluted	$0.07	$0.06

Weighted average common shares outstanding:
Basic	79,917	77,810
Diluted	84,566	83,232

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $152 for both periods presented	$66,549	$64,788
Trade receivables, net of allowances of $176 and $147, respectively	13,068	9,741
Inventories	24,016	20,424
Assets held for sale	—	541
Prepaid expenses and other assets	1,488	1,312
Total current assets	105,121	96,806

Leasehold improvements and equipment, net	1,298	1,323
Intangible assets, net	5,485	5,660
Right-of-use assets, net	2,019	2,192
Other long-term assets	406	425
Total assets	$114,329	$106,406

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,277	$10,796
Accrued expenses	7,621	7,722
Current maturities of operating lease obligations	1,032	1,002
Current deferred consideration liability	514	—
Customer deposits	380	399
Total current liabilities	22,824	19,919
Deferred revenue	2,572	2,674
Operating lease obligations, less current maturities	1,544	1,815
Deferred consideration liability, less current portion	5,059	5,465
Total stockholders’ equity	82,330	76,533
Total liabilities and stockholders’ equity	$114,329	$106,406

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2026	2025
Net cash provided by / (used in):
Operating activities	$(1,194)	$7,883
Investing activities	5,245	(32)
Financing activities	(2,290)	3,105
Net increase in cash and cash equivalents	1,761	10,956
Cash and cash equivalents beginning of period	64,788	44,660
Cash and cash equivalents at end of period	$66,549	$55,616

Niagen Bioscience, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted EBITDA
(In thousands)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025

Net income, as reported	$6,318	$4,132	$4,578	$3,609	$5,063
Adjustments:
Interest income, net	(375)	(552)	(564)	(552)	(459)
Provision for income taxes	417	292	222	128	168
Depreciation	116	139	157	158	158
Amortization of intangibles	175	60	38	38	37
Noncash lease expense	173	169	164	159	173
Share-based compensation	1,716	1,748	1,756	1,488	1,075
Severance and restructuring	79	53	10	21	4
Gain on settlement of royalty obligation (1)	—	(1,983)	—	—	—
Recovery of credit losses related to legal settlement (2)	—	—	—	—	(1,325)
Gain on sale of operating segment (3)	(4,784)	—	—	—	—
Adjusted EBITDA	$3,835	$4,058	$6,361	$5,049	$4,894
(1) Represents a gain related to the settlement of royalty obligations from a settlement agreement with Queen's University of Belfast.
(2) Represents the recovery of previously recognized credit losses related to the legal settlement with Elysium Health, LLC in 2024.
(3) Represents a gain related to the sale of the Company’s Analytical Reference Standards and Services operating segment.

Non-GAAP Financial Information:
To supplement Niagen Bioscience’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA, a non-GAAP financial measure. Niagen Bioscience believes the presentation of this non-GAAP financial measure provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of the non-GAAP financial measure has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, such non-GAAP financial measure is among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

Adjusted EBITDA is defined as net income before (a) interest, (b) provision for income taxes, (c) depreciation, (d) amortization, (e) non-cash share-based compensation costs, (f) severance and restructuring expense and (g) other infrequent items, including gains recognized related to the sale of an operating segment and a royalty settlement, as well as the recovery of previously recognized credit losses from a legal settlement. While Niagen Bioscience believes that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of such measure. This measure is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

Non-GAAP financial measures are not prepared in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.